EXHIBIT 5.1
                       CONSENT OF INDEPENDENT ACCOUNTANTS
The Sponsors and Trustee of Government Securities Income Fund,
Monthly Payment U.S. Treasury Series--27 (Laddered Maturities), Defined Asset
Funds:

We consent to the use in this Registration Statement No. 333-15847 of our report dated August 19, 1997, relating to the Statement of Condition of Government Securities Income Fund, Monthly Payment U.S.. Treasury Series--27 (Laddered Maturities), Defined Asset Funds, and to the reference to us under the heading 'Miscellaneous-- Auditors' in the Prospectus which is a part of this Registration Statement.

DELOITTE & TOUCHE LLP
New York, N.Y.
August 19, 1997